Exhibit 8.2

December 2, 2014

Board of Directors

The Bank of Kentucky Financial Corporation

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

Board of Directors

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

Re:      Merger of The Bank of Kentucky Financial Corporation with and into BB&T Corporation

Ladies and Gentlemen:

We have acted as counsel to The Bank of Kentucky Financial Corporation (“BKYF”) in connection with the proposed merger (the “Merger”) of BKYF with and into BB&T Corporation (“BB&T”) pursuant to the Agreement and Plan of Merger, dated September 5, 2014 (the “Merger Agreement”), as described in the proxy statement of BKYF and the prospectus of BB&T, which are part of the registration statement on Form S-4 filed by BB&T with the U.S. Securities and Exchange Commission on or about December 2, 2014 (the “Registration Statement”) in connection with the Merger. At your request, and in connection with the filing of the Registration Statement, we are rendering this opinion concerning certain United States federal income tax matters. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

In providing our opinion, we have examined the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the Merger and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the factual statements and representations made by each of BB&T and BKYF in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, and (v) BB&T, BKYF and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we are of the opinion that under currently applicable United States federal income tax law (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) subject to the limitations and qualifications set forth therein, the discussion in the section of the Registration Statement entitled “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to holders of BKYF common stock.

We express no opinion on any issue relating to the tax consequences of the Merger or any other transaction contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable Laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform either BB&T or BKYF of any such change or inaccuracy that may occur or come to our attention.

This opinion is only being furnished to BKYF and BKYF shareholders in connection with the filing of the Registration Statement, is solely for their benefit in connection therewith and may not be used or relied upon for any other purpose and may not be circulated, quoted, or otherwise referenced for any purpose whatsoever without our express written consent. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and references to our opinion in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully Submitted,

/s/ Squire Patton Boggs (US) LLP

Squire Patton Boggs (US) LLP